THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA 98103

206.547.6050

February 22, 2013

United States

Securities and Exchange Commission

Washington, D.C. 20549

To Whom It May Concern:

I have read the statements by Licont, Corp. included under Item 4.02 of its Current Report on Form 8-K dated as of the date hereof and we agree with such statements included therein.

If you have any questions regarding this matter please do not hesitate to contact me.

Thomas J Harris CPA